EXHIBIT 21.1

LIST OF SUBSIDIARIES OF LOT78, INC.

1.	Lot78 UK Limited (formerly Anio Limited) Jurisdiction of Formation: Names under which business is conducted:	United Kingdom Lot78 UK Limited